Exhibit 99.1

For Immediate Release

For Further Information Contact:

Andrew Fisher at (202) 483-7000

Email: Afisher@unither.com

UNITED THERAPEUTICS REPORTS

FIRST QUARTER 2010 FINANCIAL RESULTS

•                                          Revenues of $128.9 Million

•                                          EPS of $0.35 per Basic Share, or $0.32 per Diluted Share

•                                          Earnings before Non-Cash Charges of $1.24 per Basic Share, or $1.13 per Diluted Share

Silver Spring, MD, April 29, 2010: United Therapeutics Corporation (NASDAQ: UTHR) today announced its results of operations for the quarter ended March 31, 2010.

Total revenues for the first quarter of 2010 were $128.9 million, up from $79.7 million for the first quarter of 2009. Net income for the first quarter of 2010 was $18.9 million or $0.35 per basic share, compared to $13.2 million, or $0.25 per basic share, for the first quarter of 2009. Gross margin from sales was $113.7 million for the first quarter of 2010, compared to $70.4 million for the first quarter of 2009. Earnings before non-cash charges, a non-GAAP financial measure defined as net income before income taxes, non-cash interest, non-cash license fee expenses, depreciation, amortization, impairment charges and share-based compensation (stock option and share tracking award expense), was $68.1 million for the first quarter of 2010, compared to $38.5 million for the first quarter of 2009.

“We begin this year impressively, with continued strong growth in revenues and operating results, which are primarily due to increased use of Remodulin and Tyvaso,” said Martine Rothblatt, Ph.D., United Therapeutics’ Chairman and Chief Executive Officer. “As we look ahead, I am encouraged about our prospects to achieve a ninth straight year of greater than 30% revenue growth.”

Financial Results for the Three Months Ended March 31, 2010

Revenues

The following table sets forth the components of net revenues (in thousands):

	Three Months Ended March 31,
	2010	2009	% Change
Cardiovascular products:
Remodulin	$95,769	$76,810	24.7%
Tyvaso	24,884	—	100.0%
Adcirca	4,979	—	100.0%
Telemedicine services and products	2,966	2,570	15.4%
Other	282	350	(19.4)%
Total net revenues	$128,880	$79,730	61.6%

The growth in revenues for the three months ended March 31, 2010, corresponds in large part to: (i) a continued increase in the number of patients being prescribed Remodulin; and (ii) sales of Tyvaso and Adcirca, which were commercially launched in the third quarter of 2009.

Research and Development Expense

The table below summarizes research and development expense by major project and non-project component (dollars in thousands):

	Three Months Ended March 31,		Percentage
	2010	2009	Change
Project and non-project component:
Cardiovascular	$17,400	$11,418	52.4%
Share-based compensation	10,536	4,656	126.3%
Other	6,935	4,885	42.0%
Total research and development expense	$34,871	$20,959	66.4%

Cardiovascular. The increase in cardiovascular program expenses relates to our amended FREEDOM-M and FREEDOM-C(2) clinical trials and to our development of beraprost-MR.

Share-based compensation. The increase in share-based compensation reflects the increase in compensation expense recognized in connection with outstanding awards granted under our Share Tracking Awards Plan (STAP), primarily as a result of the increase in the price of our common stock over the three months ended March 31, 2010.

Selling, General and Administrative Expense

The table below summarizes selling, general and administrative expense by major category (dollars in thousands):

	Three Months Ended March 31,		Percentage
	2010	2009	Change
Category:
General and administrative	$17,113	$11,383	50.3%
Sales and marketing	10,293	8,459	21.7%
Share-based compensation	19,471	9,376	107.7%
Total selling, general and administrative expense	$46,877	$29,218	60.4%

General and administrative. The increase in general and administrative expenses reflects: (i) an increase in operating-related expenses due to the growth of our business;

(ii) an increase in depreciation expense incurred in connection with our recently-constructed facilities in North Carolina and Maryland; and (iii) increases in legal and professional fees related to ongoing litigation and prospective transactions.

Sales and marketing. The increase in sales and marketing expenses corresponds primarily to expenses incurred related to marketing our new products, Tyvaso and Adcirca.

Share-based compensation. The increase in share-based compensation expense is attributable to increases in expenses recognized in connection with outstanding awards granted under our STAP and a potential year-end stock option grant to our Chief Executive Officer, which is based on a formula set forth in her employment agreement, both reflecting the increase in the price of our common stock over the three months ended March 31, 2010.

Earnings before Non-Cash Charges

The following table provides a reconciliation of net income to earnings before non-cash charges for each of the three-month periods ended March 31, 2010 and 2009 (in thousands, except per share data):

	Three Months Ended March 31,
	2010	2009
Net income, as reported	$18,929	$13,197
Add non-cash charges:
Interest	4,687	2,637
Depreciation and amortization	4,571	1,765
Income tax expense	9,752	6,799
Impairment charges	—	—
Share-based compensation	30,126	14,055
Earnings before non-cash charges	$68,065	$38,453

Earnings before non-cash charges per share(1):
Basic	$1.24	$0.73
Diluted	$1.13	$0.71

(1)          Calculated by dividing earnings before non-cash charges by the basic and diluted weighted average number of common shares outstanding, as reported below in our Consolidated Statements of Operations.

Conference Call

We will host a half-hour teleconference on Thursday, April 29, 2010, at 9:00 a.m. Eastern Time. The teleconference is accessible by dialing 1-877-351-5881, with international callers dialing 1-970-315-0533.  A rebroadcast of the teleconference will be available for one week and can be accessed by dialing 1-800-642-1687, with international callers dialing 1-706-645-9291, and using conference code: 64956109.

This teleconference is also being webcast and can be accessed via our website at http://ir.unither.com/events.cfm.

About United Therapeutics

United Therapeutics Corporation is a biotechnology company focused on the development and commercialization of unique products to address the unmet medical needs of patients with chronic and life-threatening conditions.

Non-GAAP Financial Information

This press release contains a financial measure (Earnings before Non-Cash Charges) that does not comply with United States generally accepted accounting principles (GAAP). This measure supplements our financial results prepared in accordance with GAAP as reported below.

We use earnings before non-cash charges, a non-GAAP financial measure: (a) as a measure of operating performance because it assists us in comparing our operating performance on a consistent basis by excluding the impact of expenses not directly related to our core operations; (b) for planning purposes, including the preparation of our internal annual operating budget; (c) to allocate resources to enhance the financial performance of our business; (d) to evaluate the effectiveness of our operational strategies; and (e) to evaluate our capacity to fund capital expenditures and expand our business. We believe this non-GAAP financial measure enhances investors’ understanding of our financial results by excluding certain expenses that may not be indicative of our core operating performance. In addition, we have historically reported earnings before non-cash charges to investors, and we believe the inclusion of this non-GAAP financial measure provides consistency in our financial reporting. The presentation of this non-GAAP financial measure is not to be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP. A reconciliation of earnings before non-cash charges to net income, the most directly comparable GAAP financial measure, can be found in the table above under Earnings before Non-Cash Charges.

Forward-looking Statements

Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among others, our expectations of continued revenue growth, financial performance and operating results. These forward-looking statements are subject to certain risks and uncertainties, such as those described in our periodic reports filed with the Securities and Exchange Commission, that could cause actual results to differ materially from anticipated results. Consequently, such forward-looking statements are qualified by the cautionary statements, cautionary language and risk factors set forth in our periodic reports and documents filed with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K,

Quarterly Reports on Form 10-Q, and current reports on Form 8-K.  We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We are providing this information as of April 29, 2010, and assume no obligation to update or revise the information contained in this press release whether as a result of new information, future events or any other reason. [uthr-g]

Remodulin and Tyvaso are registered trademarks of United Therapeutics Corporation.

Adcirca is a registered trademark of Eli Lilly and Company.

*         *         *

UNITED THERAPEUTICS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended March 31,
	2010	2009
	(Unaudited)
Revenues:
Net product sales	$125,675	$76,858
Service sales	2,923	2,530
License fees	282	342
Total revenues	128,880	79,730

Operating expenses:
Research and development	34, 871	20,959
Selling, general and administrative	46, 877	29,218
Cost of product sales	13,736	8,066
Cost of service sales	1,150	920
Total operating expenses	96,634	59,163

Income from operations	32, 246	20,567

Other income (expense):
Interest income	944	1,721
Interest expense	(4,687)	(2,637)
Equity loss in affiliate	(47)	(19)
Other, net	225	364
Total other income (expense), net	(3,565)	(571)

Income before income tax	28,681	19,996

Income tax expense	(9,752)	(6,799)

Net income	$18,929	$13,197

Net income per common share:
Basic	$0.35	$0.25
Diluted	$0.32	$0.24

Weighted average number of common shares outstanding:
Basic	54,769	52,880
Diluted	60,019	54,304

CONSOLIDATED BALANCE SHEET DATA

March 31, 2010

(unaudited, in thousands)

Cash, cash equivalents and marketable securities (excluding restricted amounts of $40,102)	$454,028
Total assets	$1,126,703
Total liabilities and common stock subject to repurchase	$398,455
Total stockholders’ equity	$728,248